EXHIBIT 10.3

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

      This EMPLOYMENT AND NON-COMPETITION AGREEMENT, made and entered into this 2nd day of December, 1994 by and between De-Ro/Suncoast, Inc., a Delaware corporation ("Newco") and Larry Stadler (the "Employee"),

                                   WITNESSETH:

      WHEREAS, the parties hereto acknowledge and agree that this Agreement is entered into pursuant to (i) that certain Share Purchase Agreement (the "Suncoast Purchase Agreement") dated the date hereof among Travis International, Inc., a Delaware corporation ("Travis"), Newco, Earl Dean Catlett ("Catlett"), Roger P. Lindstedt ("Lindstedt") and the Employee, whereby Catlett, Lindstedt and the Employee have agreed to sell all of their shares of capital stock in Suncoast Postension Corp., a Texas corporation (the "Company"), to Newco, which shares comprise all of the outstanding shares of capital stock in the Company, and (ii) that certain Share Purchase Agreement (the "De-Ro Purchase Agreement") dated the date hereof among Travis, Newco, Catlett and Lindstedt, whereby Catlett and Lindstedt have agreed to sell all of their shares of capital stock in De-Ro Products Co., a Texas corporation ("De-Ro"), to Newco, which shares comprise all of the outstanding shares of capital stock in De-Ro; and

      WHEREAS, Travis, as the owner of all of the outstanding principal stock of Newco, will cause the merger of De-Ro and the Company with and into Newco; and

      WHEREAS, as a consequence the consummation of the transaction described above, Newco will engage in the businesses currently engaged in by De-Ro and the Company; and

      WHEREAS, the parties hereto acknowledge and agree that the parties to the Suncoast Purchase Agreement and the De-Ro Purchase Agreement (collectively, the "Purchase Agreements") would not have consummated such Purchase Agreements without the parties hereto having entered into this Agreement; and

      WHEREAS, Newco desires to engage the Employee to perform for Newco the services set forth herein, and the Employee desires to perform such services for Newco; and

      WHEREAS, the Employee desires to assure Newco, and Newco desires to be assured by the Employee, that the Employee will not engage in business competitive with that of Newco during the term specified herein;

      NOW, THEREFORE, in consideration of the mutual terms conditions and covenants set forth herein, and intending to be legally bound, the parties hereto agree as follows:

      SECTION 1. EMPLOYMENT. Newco hereby employs Employee and the Employee hereby accepts employment by Newco upon the terms and conditions of this Agreement.

      SECTION 2. POSITION, RESPONSIBILITIES AND PLACE OF SERVICE.
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            (a) During the period of his employment hereunder, Employee agrees to serve Newco and Newco shall employ Employee in the capacity of a senior executive manager. During the term of this Agreement, Employee agrees to devote his full time and attention during normal business hours to the business and affairs of Newco and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's best efforts to perform faithfully and efficiently such responsibilities, provided, however, that the foregoing shall not be deemed to prohibit Employee from making personal investments in such form or manner as will neither require Employee's services in the operation or affairs in the companies or enterprises in which such investments are made nor violate the terms of Sections 6 and 7.

            (b) In connection with Employee's employment by Newco hereunder, Employee shall perform his duties and obligations hereunder from the Company's offices located in the metropolitan Houston, Texas area, except for reasonably required travel on the Company's business.

            (c) Newco shall furnish Employee with an office, secretarial help an such other facilities and services suitable to Employee's position and adequate for the performance of Employee's duties hereunder.

      SECTION 3. TERM. Except for the duties and obligations of the Employee set forth in Section 5 hereof and for the obligations of Newco under Section 4(c), the respective duties and obligations of the parties hereto shall commence on the date hereof and shall continue for a term of five (5) years (the "Term") unless earlier terminated in accordance with the terms hereof. The Employee's obligations set forth in Section 5 shall commence on the date hereof and shall continue until the second anniversary of the date Employee ceases to be employed by Newco (the "Non-Competition Term"). In no event shall the continuation of the Employee's employment with Newco beyond the Term be deemed to be a renewal or extension of the Agreement, the Term (other than the Non-Competition Term) or any aspect thereof.

      SECTION 4.      COMPENSATION.

            a. DEFINITIONS. For purposes hereof, the term "Before-Tax Income" for any given fiscal year shall mean the earnings of Newco before all federal income taxes, as reflected on the statements of income of the Company prepared in connection with the audited annual consolidated financial statements of Travis (the "Financial Statements"), which Financial Statements shall deduct from Before-Tax Income any payments made to Travis under the Management Contract (as defined in the Suncoast Purchase Agreement). For purposes hereof, the term "Audit Date" shall mean the date of completion of the audit of the consolidated financial statements of Travis as of and for the fiscal year ending September 30, 1995 and for each subsequent fiscal year to and including September 30, 2002. In no event shall the Audit Date be later than 120 days after the end of the applicable fiscal year.

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            b. BASE SALARY. For all services rendered by Employee in any capacity during his employment under this Agreement, including, without limitation, services as an executive, officer, director, or member of any committee of Newco or of any subsidiary or division thereof, Newco shall pay Employee as compensation a salary at the rate of not less than One Hundred Fifty Thousand Dollars ($150,000) per annum. Such salary be payable in accordance with the customary payroll practices of Newco, but in no event less than semi-monthly, and shall be subject to applicable withholding and other taxes. During the period of this Agreement, Employee's salary shall be reviewed at least annually. Such review shall be conducted by the board of directors of Newco, or a committee designated by the board of directors, and such board or committee may (but is under no obligation to) increase said salary, but shall not decrease said salary.

            c. EARNINGS BONUS. In addition to the consideration payable to the Employee under clause (b) above, Employee shall be entitled to receive annual bonuses based on the Before-Tax Income of Newco, which annual bonus shall be calculated in the following manner:

                 (i) In the event Before-Tax Income for the partial fiscal year of Newco beginning on the date hereof (the "Closing Date") and ending on September 30, 1995 equals or exceeds an amount equal to $2739.73 times the number of days elapsed from the Closing Date to and including September 30, 1995, Newco shall pay to the Employee an amount equal to 11.25% of the Before-Tax Income in excess of such amount for such period, such payment to be made on or before the tenth day after the Audit Date with respect to such fiscal year;

                 (ii) In the event Before-Tax Income for any of the fiscal years of Newco ending on September 30 of 1996, 1997, 1998, 1999, 2000 or 2001 equals or exceeds $1,000,000, Newco shall with respect to any such fiscal year pay to the Employee an amount equal to 11.25% of the Before-Tax Income in excess of such amount, such payment to be made on or before the tenth day after the Audit Date with respect to each such fiscal year; and

                 (iii) In the event Before-Tax Income for the partial fiscal year of Newco beginning on October 1, 2001 and ending on the seventh anniversary of the Closing Date equals or exceeds an amount equal to $2739.73 times the number of days elapsed from the October 1, 2001 to and including such seventh anniversary, Newco shall pay to the Employee an amount equal to 11.25% of the Before-Tax Income in excess of such amount for such period, such payment to be made on or before the tenth day after the Audit Date with respect to such fiscal year.

                 (iv) In no event shall the aggregate amount payable to the
            Employee under this Section 4(c) exceed Three Hundred Seventy-Five Thousand Dollars ($375,000).

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            d. DISCRETIONARY BONUS. In addition to the consideration payable to the Employee under clauses (b) and (c) above, the Employee shall from time to time be eligible for bonuses as shall be determined by the board of directors of Newco in its sole discretion.

            e. BENEFITS. Until the termination of the Employee's employment pursuant to this Agreement, the Employee shall be eligible for participation in and to receive all benefits under welfare benefit plans, practices, policies and programs of Newco (including, without limitation, medical, disability, employee life, group life, accidental death and travel accident insurance plans and programs), as may be in effect from time to time for other employees of Newco, and under any stock purchase or stock option plans that may be in effect from time to time for other senior executives of Newco (unless a plan specific to the Employee is implemented or already in place, and such plan provides benefits to the Employee which are substantially similar to, or more generous than, the general plan in effect) it being agreed that the foregoing shall not require Newco to continue or to put into effect any plan, practice, policy or program. Employee shall be entitled to vacations in accordance with Newco's prevailing policy for its executives.

            f. REIMBURSEMENT OF EXPENSES. Newco shall reimburse the Employee for all reasonable and proper travel and out-of-pocket expenses incurred by Employee in connection with the performance of his duties, all in accordance with Newco's written policies as provided to Employee from time to time, as to the allowable amount of such expenses and the provision of itemized reports.

            g. COMPANY CAR. For the term hereof, Newco shall, at its sole cost and expense, maintain for the exclusive use of the Employee the Chevrolet Suburban VIN # 1GNEC16K2NJ339430 currently provided the Employee by the Company, and shall replace such automobile with a substantially similar automobile or automobiles as often as is reasonably necessary (as is agreed by the Employee and Newco). Newco shall be responsible for all costs of fuel, maintenance and repair with respect to any automobile provided the Employee under this Section 4(g). Employee hereby acknowledges and agrees that his personal use of the car hereunder is compensation income as required by the Internal Revenue Code.

      SECTION 5. AGREEMENT NOT TO COMPETE. The parties recognize that the engagement of the Employee with Newco has been, and the engagement of the Employee will be, special, unique and of an extraordinary character and that the Employee has previously acquired, and will continue to acquire, special skill and training. Newco recognizes that the Employee possesses a high degree of skill in the industry, and the parties recognize that it is Newco's practice to enforce agreements of this type. The parties also recognize that the covenants of the Employee contained in this Agreement are an essential part of Employee's engagement with Newco and that, but for the agreement of the Employee to comply with such covenants, neither Newco nor Travis would have entered into the Purchase Agreements, and Newco would not

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have entered into this Agreement. The Employee accordingly agrees that, at any time during the Non-Competition Term hereof, the Employee shall not:

            a. directly or indirectly participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, or otherwise with, or have any financial interest in or aid or assist anyone else in the conduct of any business within the Non-Competition Area (as hereinafter defined) that either conducts a business similar to that conducted by Newco or provides or sells a service or product that is the same, substantially similar to, or otherwise competitive with the products and services provided or sold by Newco (a "Competitive Operation"); provided, however, that this provision shall not preclude the Employee from owning not more that 5% of the equity securities of any publicly held Competitive Operation;

            b. directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner, or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity either (i) attempt to hire, contact or solicit with respect to hiring any employee of Newco or (ii) induce or otherwise counsel, advise or encourage any employee of Newco to leave the employment of Newco;

            c. directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner, or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, call upon, solicit, divert or take away, any customer or vendor of Newco with whom the Employee dealt, directly or indirectly, during his engagement with Newco, in connection with a Competitive Operation; provided, however, that the Employee may call upon such customers and vendors for the purpose of promoting sales of Newco's services and products to such customers and vendors, and for such other purposes as are not reasonably intended to result in any reduction in the Newco's sales or prospective sales to such customers and vendors.

            d. for purposes of this Agreement, the "Non-Competition Area" shall be:

                  (i) with respect to Newco's, the Company's or De-Ro's
            multifamily and commercial business, anywhere within the United States of America; and

                  (ii) with respect to all other business conducted by Newco,
            De-Ro or the Company, within a 250 mile radius of the city limits of Houston, Dallas, San Antonio, or any other cities in which Newco operates during the term hereof.

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      It is expressly recognized and agreed that the covenants set forth in
Section 4 hereof are for the purpose of restricting the activities of the Employee only to the extent necessary for the protection of the legitimate business interests of Newco. The Employee hereby agrees that the limitations set forth above on his rights to compete with Newco during the term of this Agreement are reasonable and necessary for the protection of Newco. In this regard, the Employee specifically agrees that such limitation as to the period of time, geographic area and types and scopes of restriction on his activities are reasonable and necessary to protect the good will and other business interest of Newco and that such covenants do not and will not preclude the Employee from engaging in activities sufficient for the purpose of earning a living.

      In the event that the Employee violates any non-competition covenant set forth above in this Section 5, then, notwithstanding any provision herein to the contrary, the time period specified above for which the non-competition covenants are effective shall be extended day for day for the time period that Employee is in violation of any such covenant.

      SECTION 6. CONFIDENTIAL INFORMATION.

            a. AGREEMENT TO HOLD CONFIDENTIAL. From the date hereof, the Employee shall hold in secrecy for Newco all trade secrets and other confidential information relating to the business and affairs of either the Company, DE-RO or Newco that have come to his knowledge during his ownership of the Company, including information concerning costs, profits, markets, sales, business development plans, lists of clients or customers, and other information of a similar nature (such categories of information being referred to herein as "Confidential Information"), unless compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law. In addition, the Employee shall hold in secrecy for Newco all trade secrets and other Confidential Information relating to any of the Company's, DE-RO's or Newco's business and affairs that have come or may have come to his attention during his employment with either the Company or Newco or during the Term. Employee shall not use for his own benefit or disclose to any person any Confidential Information unless such use or disclosure has the prior written authorization of Newco.

            b. DELIVERY OF MATERIALS. The Employee shall deliver to Newco, at the earlier to occur of the expiration of the Term or the termination of the Employee's engagement, all correspondence, memoranda, notes, records, plans, customer lists, product compositions and other documents and all copies thereof, whether in hard copy form or electronically or magnetically stored, made, composed, or received by the Employee, solely or jointly with others, that are in the Employee's possession, custody or control and that are related in any manner to the past, present or anticipated business of Newco.

      SECTION 7.      TERMINATION.

            a. DATE OF TERMINATION. Except as set forth in Section 7(b), this Agreement (except for the provisions set forth in Sections 4(c), 5, 6, 8, 10, 11 and 12) will terminate upon

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the earliest to occur of (i) the death or disability of the Employee, (ii)
immediately upon Newco's sending Employee written notice that it is terminating Employee for cause, (iii) the expiration of five (5) days after Employee has terminated his employment with Newco, or (iv) upon the expiration of its term, and provided that Sections 4(c), 5, 6, 8, 10, 11 and 12 shall survive as set forth therein. "Disability", as used in this Section 7, shall be defined to mean the Employee's physical or mental inability to perform his duties hereunder for a period of one hundred eighty days, due to accident, sickness or other disability that prevents the Employee from satisfactorily performing the full scope of his duties hereunder as such duties exist on the date immediately prior to the date the Employee was first absent from work due to such disability. Disability shall be determined by the board of directors of Newco based upon the opinion of a licensed physician or physicians selected by the board of directors of Newco. "Cause", as used in this Section 7, shall include the following:

            (i) Any act of theft or other dishonesty, including, but not limited to, any intentional misapplication of Newco's funds or other property;

            (ii) Employee's gross neglect of his duties or Employee's gross negligence in the performance of his duties that is not cured within thirty (30) days after receiving written notice from Newco; or willful disobedience of a lawful order or directive given to Employee by the chairman and chief executive officer, president or the board of directors of Newco and within the scope of Employee's duties that is not cured within thirty (30) days after receiving written notice from Newco;

            (iii) Employee's participation in an activity involving moral turpitude that has a material adverse effect on Newco or in a criminal activity;

            (iv) Subject to Section 6(a), Employee's misappropriation or disclosure to others in competition with Newco any Confidential Information of the Company, DE-RO or Newco, including investment prospects, analysis or advice, customer lists, plans or other property interests of such party;

            (v) Subject to the Employee's right to cure that is set forth in
      Section 7(a)(ii) hereof, Employee's material breach any of the terms of this Agreement; and

            (vi) Subject to the Employee's right to cure that is set forth in the Suncoast Purchase Agreement, Employee's material breach of any term of the Suncoast Purchase Agreement or any document executed in connection therewith, including but not limited to a material misrepresentation by Employee in any such document.

            b. OBLIGATIONS UPON TERMINATION. In the event the Employee's employment with Newco is terminated by Newco without cause, Newco shall be obligated to continue to pay to the Employee all amounts owing Employee under
Section 4 for the balance of the term

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hereof. Absent a designation of beneficiaries by the Employee, any amounts owing under Section 4 hereof on account of the Employee's death shall be payable directly to the Employee's surviving spouse if she is then living or, if not, then to the Employee's estate. In the event the Employee's employment with Newco is terminated for cause by Newco, or as a result of Employee's death or disability, or for any reason by Employee, Newco, shall not be obligated to pay to the Employee the amounts payable under Sections 4(b) and 4(d) hereof, except any such amounts due as of the date of such termination and not subject to Newco's rights of set-off under Section 9 hereof.

            c.   STOCK PURCHASE.

                 (i) In the event (1) the Employee's employment with Newco is terminated by Newco without cause, (2) the Employee terminates his employment with Newco as a result of a material breach by Newco of its obligations hereunder (it being understood that the exercise of Newco's or Travis' rights to set off against the payment of any funds hereunder pursuant to Section 13.1 of the Suncoast Purchase Agreement, Section 13.1 of the De-Ro Purchase Agreement or any other document executed in connection therewith shall not be deemed a breach hereof), or (3) that this Agreement expires and is not renewed, and in the event that no Public Offering (as defined in the Suncoast Purchase Agreement) has occurred as of the last date of Employee's employment hereunder, then Employee shall have the option to sell to Buyer (as hereinafter defined), and Buyer shall, upon the exercise of such option, purchase from Employee the lesser of (A) all of the shares of Travis Stock (as defined in the Suncoast Purchase Agreement) issued to the Employee under the terms of the Suncoast Purchase Agreement, if such shares are equal in value to or less in value than Four Hundred Thousand Dollars ($400,000), or (B) the number of shares of Travis Stock issued to the Employee under the terms of the Suncoast Purchase Agreement which are equal in value to Four Hundred Thousand Dollars ($400,000) (the "Purchase Shares"). For purposes of this Section 3(c) "Buyer" shall mean either Newco or Travis as determined by Newco and Travis in their sole discretion, PROVIDED, HOWEVER, that so long as the Credit Agreement (as defined in the Suncoast Purchase Agreement) remains in effect, "Buyer" shall mean Travis.

                 (ii) The consideration paid for the purchased shares hereunder shall be payable in eight (8) equal quarterly installments, beginning on the last day of the quarter (based upon the fiscal year of Newco) immediately following receipt by Newco of the appraisal described below (the "Payment Start Date), and ending on the second anniversary of the Payment Start Date.

                 (iii) If Employee elects to sell the Purchase Shares to Buyer hereunder, he must deliver notice of his election to Travis and Newco within thirty (30) days of the termination of his employment under the circumstances set forth above. Employee's failure to give such notice within the specified time period, or the delivery to Buyer of a notice that the Employee declines to sell the Purchase Shares hereunder, shall have the effect of terminating Employee's option to sell the Purchase Shares under this Section

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      7(c), and the rights granted employee under this Section 7(c) shall be of no further force and effect.

                 (iv) Notwithstanding the provisions of clause (iii) above, if, as of the effective date of the Employee's termination under the circumstances set forth above, Travis has filed a form S-1 Registration Statement, but the offering to which such registrations statement applies has not yet become effective, the period during which Employee may exercise his option to sell the Purchase Shares under this Section 7(c) shall be extended until the date that is 180 days after the effective date of the Employee's termination under the circumstances set forth above.

                 (v) For purposes of the share purchase under this Section 7(c), the value of the Purchase Shares shall be determined as of the date of Employee's termination under the circumstances set forth above, by an appraiser chosen in good faith by Newco in its sole discretion, PROVIDED, HOWEVER, that such appraiser must be an investment banking firm or an appraiser with experience in the appraisal of the value of the securities of non-public, closely held companies. The appraisal shall be completed within sixty days of Employee's delivery to Buyer of notice that Employee desires to exercise his option to sell the Purchase Shares under this
      Section 7(c). If the appraisal valuation would result in the purchase by Newco of a fraction of a Purchase Share, the number of shares of Travis Stock subject to purchase hereunder shall be rounded up to the nearest share. All fees, costs and expenses of the appraiser shall be allocated equally between Buyer and the Employee.

            d. SURVIVAL OF SECTIONS 5 AND 6. No termination of this Agreement or termination of Employee's employment with Newco shall release Employee from the covenants, conditions and obligations set out in Sections 5 and 6 of this Agreement, which covenants, conditions and obligations shall remain in full force and effect.

            e. SURVIVAL OF SECTION 4(c). No termination of Employee's employment by Newco shall release Newco from the covenants, conditions and obligations set forth in Section 4(c) of this Agreement, which covenants, conditions and obligations shall remain in full force and effect for the period of time specified therein, PROVIDED, HOWEVER, that, in the case of a termination of the Employee's employment hereunder as a result of Employee's intentional misapplication of Newco's funds or other property that gives rise to Newco's right of termination under Section 7(a)(i) above, Newco shall have a right to set-off against any or all of the amounts payable under Section 4(c) of this Agreement, all in accordance with Section 9 hereof.

      SECTION 8. LIMITATION OF SCOPE. Should any portion of this Agreement be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Employee hereunder, and only in such event, then the parties consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

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      SECTION 9. REMEDIES. With respect to each and every breach of violation or threatened breach or violation by the Employee of this Agreement, Newco, in addition to all other remedies available at law or in equity including specific performance of the provisions hereof, shall be entitled to enjoin the commencement or continuance thereof and may, without notice to the Employee, apply to any court of competent jurisdiction for entry of an immediate restraining order or injunction; provided, however, that the Employee shall have the right to cure within thirty (30) days' notice from Newco any breach or violation of Section 7(a)(ii) or Section 7(a)(v) hereof or any immaterial breach or immaterial violation of the terms and provisions of Section 5 hereof. Newco may set-off and apply against any and all amounts owing to the Employee by Newco (except for any amounts owing to the Employee under Section 4(b) above) any damages incurred by Newco in connection with any breach or violation by Employee of this Agreement, or of the Suncoast Purchase Agreement (subject to Section
13.1 thereof), whether such obligations arise on, before or after the date hereof; provided, however, that Newco shall not offset any such amounts until any rights that Employee has to cure any breach or violation of this Agreement (which rights are set forth in Section 7(a)(ii) and Section 7(a)(v) of this Agreement), or of the Suncoast Purchase Agreement have expired. Newco may pursue any of the remedies described herein concurrently or consecutively in any order as to any breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or a waiver of the right to pursue any of the other of such remedies.

      In the event that Newco fails to make any payment under this Agreement, and after the expiration of a period of thirty (30) days, during which Newco has not cured such material default, and provided that no material default of the Employee under this Agreement exists, Employee's obligations under Section 5 hereunder shall terminate and shall be of no further force or effect (it being understood that the exercise of Newco's or Travis' rights to set off against the payment of any funds hereunder pursuant to Section 13.1 of the Suncoast Purchase Agreement, Section 13.1 of the De-Ro Purchase Agreement or any other document executed in connection therewith shall not be deemed a default in payment thereof).

      It is expressly recognized and agreed that the covenants set forth herein are for the purpose of restricting the activities of the Employee only to the extent necessary for the protection of the legitimate business interests of Newco, and Newco and Employee agree that said covenants are reasonable for that purpose and that such covenants do not and will not preclude Employee from engaging in activities sufficient for the purpose of earning a living.

      SECTION 10. SEVERABILITY. The provisions of the Agreement are severable and any judicial determination that one or more of such provisions, or any portion thereof, is invalid or unenforceable shall not affect the validity or enforceability of any other provisions, or portions thereof, but rather shall cause this Agreement to first be construed in all respect as if such invalid or unenforceable provisions, or portions thereof, were modified to terms that are valid and enforceable and provide the greatest protection to Newco's business and interests; provided, however, that if necessary to render this Agreement enforceable, it shall be construed as if such invalid or unenforceable provisions, or portions thereof, were omitted.

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      SECTION 11. SUCCESSORS. This Agreement is personal to the Employee and may not be assigned by the Employee. This Agreement shall inure to the benefit of and be binding upon Newco and its successors and assigns. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

      SECTION 12. MISCELLANEOUS.

            a. GOVERNING LAWS; HEADINGS; AMENDMENT; CONFLICTS. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED AND THE RIGHTS OF THE PARTIES CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. THE HEADINGS IN THIS AGREEMENT ARE INSERTED FOR CONVENIENCE ONLY AND ARE NOT INTENDED TO BE PART OF OR TO AFFECT THE MEANING OR INTERPRETATION OF THIS AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE SUNCOAST PURCHASE AGREEMENT, THE ESCROW AGREEMENT, THE BUYER NOTE (AS DEFINED IN THE SUNCOAST PURCHASE AGREEMENT) EXECUTED IN RESPECT OF THE EMPLOYEE, AND THE OTHER AGREEMENTS CONTEMPLATED BY THE PURCHASE AGREEMENT TO WHICH NEWCO AND THE EMPLOYEE ARE PARTY, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR COMMITMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES RELATING TO SUCH SUBJECT MATTER. THIS AGREEMENT MAY NOT BE AMENDED OR MODIFIED OTHER THAN BY A WRITTEN AGREEMENT EXECUTED BY THE PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS AND LEGAL REPRESENTATIVES. IN THE EVENT OF A CONFLICT BETWEEN THIS AGREEMENT AND THE SUNCOAST PURCHASE AGREEMENT, THE TERMS OF THE SUNCOAST PURCHASE AGREEMENT SHALL GOVERN.

            b. NOTICES. All notice or other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


      If to the Employee:            Larry Stadler
                                     15910 Harwick
                                     Spring, Texas  77379

      If to Newco:                   De-Ro/Suncoast, Inc.
                                     3000 Weslayan, Suite 350
                                     Houston, Texas 77027
                                     Attention: Kirby Attwell
                                     Chairman and Chief Executive Officer

      SECTION 13. NO INCONSISTENT OBLIGATIONS. The Employee represents and warrants that he has not previously assumed any obligations inconsistent with the obligations of the Employee pursuant to this Agreement.

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
      IN WITNESS WHEREOF, the Employee has hereunto set his hand and Newco has caused this Agreement to be executed in its name on its behalf, all as of the day hereinabove first written.

                                     "EMPLOYEE"

                                     ___________________________________
                                     Larry Stadler


                                     "NEWCO"

                                     De-Ro/Suncoast, Inc.

                                     By: _______________________________
                                             Kirby Attwell
                                             Title: President


                                     JOINDER

      Travis hereby joins in the foregoing Employment and Non-Competition Agreement for the purpose of affirming its obligations under Section 7(c) only.


                                     TRAVIS INTERNATIONAL, INC.

                                     By: _______________________________
                                             Kirby Attwell
                                             Title: President

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